UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT DATED JULY 23, 2010, TO PROXY STATEMENT DATED MAY 27, 2010 FOR ANNUAL MEETING OF STOCKHOLDERS

Purpose of Supplement; Adjournment of Annual Meeting

Dell Inc. is furnishing this supplement to its proxy statement dated May 27, 2010 and first distributed to stockholders on or about June 4, 2010 in connection with the company’s 2010 Annual Meeting of Stockholders (the “Proxy Statement”) in order to provide information concerning the settlement of the previously-reported investigation by the Securities and Exchange Commission (the “SEC”) with respect to the company and Michael Dell, who serves as the company’s Chairman and Chief Executive Officer. Mr. Dell is one of eleven current directors nominated by the Board of Directors for election at the annual meeting. The information about the settlement is presented below under “Proposal 1 — Election of Directors.”

Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement.

As described in this supplement under “Additional Information — Adjournment of Annual Meeting,” the annual meeting was convened and adjourned on July 16, 2010 and will reconvene on Thursday, August 12, 2010, at 8:00 a.m., Central Daylight Time, at the Dell Round Rock Campus, 501 Dell Way, Building 2-East, Houston/Dallas conference rooms, Round Rock, Texas 78682. You also may attend and participate in the reconvened annual meeting via the Internet at www.dell.com/investor, where you will be able to vote electronically and submit questions during the meeting. Stockholders of record at the close of business on May 21, 2010, which is the record date for the annual meeting, are entitled to vote their shares at the reconvened annual meeting.

If you already have submitted a proxy or voting instruction card and, after reviewing this supplement, you wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below under “Additional Information — Proxies; Right to Revoke.” If you have already submitted a proxy or voting instruction card and do not wish to change your vote, you do not need to take any further action.

This supplement and the accompanying proxy card are first being distributed to stockholders on or about July 24, 2010.

Annual Meeting Proposals

As set forth in the Proxy Statement, Dell stockholders are being asked to consider five proposals at the annual meeting. The following is a summary of the proposals and the voting recommendations of the Board, none of which has changed as a result of the information provided in this supplement:

SUMMARY OF PROPOSALS

Board
Proposal	Recommendation

1 — Election of Directors	FOR
2 — Ratification of Independent Auditor	FOR
3 — Amendment of Certificate of Incorporation to Eliminate Supermajority Vote Provisions	FOR
Stockholder Proposal 1 — Reimbursement of Proxy Expenses	AGAINST
Stockholder Proposal 2 — Advisory Vote on Executive Compensation	AGAINST

Stockholders also will transact any other business properly brought before the annual meeting or any further adjournments or any postponements of the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented. If any other matters properly come before the annual meeting, it is the intention of the persons named in the proxy to vote shares they represent according to their discretion on such matters.

Proposal 1 — Election of Directors

Settlement of SEC Investigation

On July 22, 2010, Dell announced that it had reached a settlement with the SEC resolving the previously-reported SEC investigation into Dell’s disclosures and alleged omissions prior to fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation (“Intel”) and into separate accounting and financial reporting matters. The SEC has agreed to settlements with both the company and Michael Dell, who serves as the company’s Chairman and Chief Executive Officer. The company and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with standard SEC practice. The settlements with the company and Mr. Dell are subject to approval by the U.S. District Court for the District of Columbia.

The SEC’s complaint filed with the U.S. District Court on July 22, 2010 alleges that the company engaged in disclosure and accounting practices that violated certain federal securities laws and SEC rules (including antifraud provisions) during the period from 2001 to 2006. The complaint alleges that the company’s SEC reports and other public statements during the applicable period contained materially misleading statements and omissions regarding the company’s receipt of certain payments from Intel and the effect of such payments on the company’s operating results. The complaint further alleges that the company engaged in separate fraudulent and improper accounting for the applicable fiscal periods through its maintenance and use of certain reserve and accrued liability accounts.

Under its settlement, the company has consented to a permanent injunction against future violations of antifraud provisions, non-scienter (negligence) based fraud provisions and other non-fraud based provisions related to reporting, the maintenance of accurate books and records, and internal accounting controls under Section 17(a) of the Securities Act of 1933, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 under the Exchange Act. The company also has agreed to perform certain undertakings, including retaining an independent consultant, to enhance its disclosure processes, practices and controls. In addition, the company has agreed to pay a civil monetary penalty of $100 million. As reported in its quarterly report on Form 10-Q for its first quarter of fiscal year 2011, the company had established a reserve in that amount for the potential settlement of the SEC investigation.

The SEC’s allegations with respect to Mr. Dell and his settlement are limited to the alleged failure to provide adequate disclosures with respect to the company’s commercial relationship with Intel prior to fiscal year 2008. Mr. Dell’s settlement does not involve any of the separate accounting fraud charges being settled by the company and others. Moreover, Mr. Dell’s settlement is limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges.

Under his settlement, Mr. Dell has consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting. Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act and Rule 13a-14 under the Exchange Act and from aiding and abetting violations of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act. In addition, Mr. Dell has agreed to pay a civil monetary penalty of $4 million. The settlement does not include any restrictions on Mr. Dell’s continued service as an officer or director of the company.

The independent directors of the Board of Directors unanimously have determined that it is in the best interests of the company and its stockholders that Mr. Dell continue to serve as the Chairman and Chief Executive Officer of the company.

As previously reported, the company’s Audit Committee, on the recommendation of management and in consultation with PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, initiated an independent investigation, which was completed in the third quarter of fiscal year 2008, into certain accounting and financial reporting matters. The company subsequently restated its annual and interim financial statements for fiscal years 2003, 2004, 2005 and 2006 and the first quarter of fiscal year 2007. The company also has implemented a number of other remedial actions and internal control enhancements, as previously described in its SEC reports.

The SEC’s complaint also alleges violations by certain former executives of the company of federal securities laws and SEC rules in connection with the foregoing matters.

The SEC’s complaint is posted on the SEC’s website at www.sec.gov/litigation/complaints/2010/comp21599.pdf.

Board Committees

As discussed in the Proxy Statement, the Board has determined that H. Ross Perot, Jr. is an independent director on the basis of the standards set forth in our Corporate Governance Principles. Some of Dell’s stockholders, however, have expressed concerns to the company regarding Mr. Perot’s service on the Governance and Nominating Committee of the Board as a result of his service as an executive officer of Perot Systems Corporation before that company’s acquisition by Dell. In response to these stockholder concerns, Mr. Perot voluntarily resigned from the Governance and Nominating Committee effective on July 16, 2010. Mr. Perot remains a nominee for election to the Board of Directors. After giving effect to Mr. Perot’s resignation, the Governance and Nominating Committee consists of three independent directors, William H. Gray, III, Thomas W. Luce, III and Alex J. Mandl, as discussed in the Proxy Statement.

Additional Information

Adjournment of Annual Meeting

The annual meeting was convened and duly organized on July 16, 2010, with a quorum declared present, and was adjourned to a later date by the chairman of the annual meeting prior to the opening of the polls or the taking of a vote on any of the annual meeting proposals. The chairman of the annual meeting announced at the annual meeting on July 16, 2010 that the meeting was adjourned to, and will reconvene on, Thursday, August 12, 2010, at 8:00 a.m., Central Daylight Time, at the Dell Round Rock Campus, 501 Dell Way, Building 2-East, Houston/Dallas conference rooms, Round Rock, Texas 78682, and that stockholders also may attend and participate in the reconvened annual meeting via the Internet at www.dell.com/investor, where they will be able to vote electronically and submit questions during the annual meeting. The purpose of the adjournment of the annual meeting is to allow stockholders a reasonable period of time to consider the information contained in this supplement before tabulation of the final votes on the meeting proposals. The annual meeting voting deadline has been extended until the date and time of the reconvened annual meeting, except that your proxy or voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on August 11, 2010 unless you are planning to vote at the reconvened annual meeting in person or via the Internet during the live Webcast. Stockholders of record at the close of business on May 21, 2010, which is the record date for the annual meeting, are entitled to vote their shares at the reconvened annual meeting.

Voting

A new proxy card is enclosed with this supplement. It does not differ in any way from the proxy card previously furnished to you.

You can vote your shares using one of the following methods:

•	Submit your proxy or voting instructions through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials or in the proxy or voting instruction card;

•	Submit your proxy or voting instructions by telephone using the instructions on the proxy or voting instruction card if you received a paper copy of the proxy materials;

•	Complete and return a written proxy or voting instruction card if you received a paper copy of the proxy materials; or

•	Attend and vote at the meeting in person or via the Internet during the live Webcast (See “Additional Information — Voting by Street Name Holders” below).

Internet and telephone submission of proxies and voting instructions are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the meeting in person or via the Internet during the live Webcast, your proxy or voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on August 11, 2010.

Even if you submit proxy or voting instructions by one of the first three methods mentioned above, you may still vote at the meeting in person or via the Internet during the live Webcast if you are the record holder of your shares or hold a legal proxy from the record holder. See “Additional Information — Voting by Street Name Holders” below for additional information. Your vote at the meeting will constitute a revocation of your earlier proxy or voting instructions.

Proxies; Right to Revoke

By submitting your proxy using one of the methods described in the Proxy Statement or above, you authorize Lawrence P. Tu and Janet B. Wright, or any other person they may designate, to represent you and vote your shares at the annual meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any further adjournments or any postponements of the meeting.

If you already have submitted a proxy or voting instruction card and, after reviewing this supplement, you wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. If you have already submitted a proxy or voting instruction card and do not wish to change your vote, you do not need to take any further action.

If you attend the annual meeting, and are either a record holder or have obtained a “legal proxy” from the record holder, you may vote your shares in person, regardless of whether you have submitted a proxy or voting instruction card, as discussed below under “Additional Information — Voting by Street Name Holders.” If you attend the meeting via live Webcast, you will be able to vote your shares using the instructions provided on the live Webcast. In addition, you may revoke your proxy by sending a timely written notice of revocation to Dell’s Corporate Secretary at Dell’s principal executive offices, by timely submitting a later-dated proxy in writing or through the Internet or by telephone, or by voting in person at the meeting or via the Internet. If you hold your shares through a broker or other nominee and you already have provided instructions to your nominee, you may provide new instructions by following the procedures provided by such nominee. Attendance at the meeting in person or via the Internet will not by itself revoke a previously submitted proxy.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR Proposal 1 (Election of Directors), FOR Proposal 2 (Ratification of Independent Auditor), FOR Proposal 3 (Amendment of Certificate of Incorporation to Eliminate Supermajority Vote Provisions), AGAINST Stockholder Proposal 1 (Reimbursement of Proxy Expenses) and AGAINST Stockholder Proposal 2 (Advisory Vote on Executive Compensation). If any other business properly comes before the stockholders for a vote at the annual meeting, or at any further adjournments or any postponements of the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Street Name Holders

If your shares are held through a broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 p.m., Eastern Daylight Time, on August 11, 2010, the record holder will be entitled to vote your shares in its discretion on Proposal 2 (Ratification of Independent Auditor) and Proposal 3 (Amendment of Certificate of Incorporation to Eliminate Supermajority Vote Provisions), but will not be able to vote your shares on Proposal 1 (Election of Directors), Stockholder Proposal 1 (Reimbursement of Proxy Expenses) or Stockholder Proposal 2 (Advisory Vote on Executive Compensation) and your shares will be counted as a “broker non-vote” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

Contact for Questions

If you have any questions concerning the annual meeting, please contact our Investor Relations Department at 512-728-7800 or Investor_Relations@dell.com.

On behalf of the Board of Directors

Lawrence P. Tu, Secretary
July 23, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Our Notice, our Proxy Statement, our Proxy Statement Supplement and our Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Form Proxy Form DELL INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 16, 2010 AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELL INC. By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint the individuals named in such proxy statement, and each of them, as proxies, with full power of substitution, to vote all shares of Dell common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given. This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Director Recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

**OPTIONS FOR SUBMITTING PROXY**

**VOTE BY INTERNET**
*Before the Meeting* – **Go to** www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During the Meeting* – Go to www.virtualshareholdermeeting.com/dell

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE – 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:** **KEEP THIS PORTION FOR YOUR RECORDS**

**DETACH AND RETURN THIS PORTION ONLY**

**DELL INC.**

**Proposal 1** – Election of Directors

| **The Board of Directors recommends a vote FOR all nominees** | **For All** | **Withhold All** | **For All Except:** | **To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) on the line below.** |
|---|---|---|---|---|
| | ☐ | ☐ | ☐ | ______________________ |

Nominees:

| | |
|---|---|
| (01) James W. Breyer | (07) Klaus S. Luft |
| (02) Donald J. Carty | (08) Alex J. Mandl |
| (03) Michael S. Dell | (09) Shantanu Narayen |
| (04) William H. Gray,III | (10) Sam Nunn |
| (05) Judy C. Lewent | (11) H. Ross Perot, Jr. |
| (06) Thomas W. Luce, III | |

| | For | Against | Abstain |
|---|---|---|---|
| **Proposal 2** – Ratification of Independent Auditor | ☐ | ☐ | ☐ |

www.dell.com ONE DELL WAY ROUND ROCK, TX 78682 OPTIONS FOR SUBMITTING PROXY VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 15, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Dell Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 15, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Dell Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DELL INC. Proposal 1 — Election of Directors The Board of Directors Recommends a Vote FOR all nominees Nominees: (01) James W. Breyer (02) Donald J. Carty (03) Michael S. Dell (04) William H. Gray,III (05) Judy C. Lewent (06) Thomas W. Luce, III (07) Klaus S. Luft (08) Alex J. Mandl (09) Shantanu Narayen (10) Sam Nunn (11) H. Ross Perot, Jr. For Withhold For All All All Except: To withhold authority to vote for any individual, mark “For All Except” and write the nominee’s number on the line below. Proposal 2 — Ratification of Independent Auditor The Board of Directors Recommends a Vote FOR the Ratification of Independent Auditor For Against Abstain Stockholder Proposal 1— Reimbursement of Proxy Expenses The Board of Directors Recommends a Vote AGAINST the Stockholder Proposal Relating to Reimbursement of Proxy Expenses For Against Abstain Proposal 3 — Amendment of Certificate of Incorporation to Eliminate Super Majority Vote The Board of Directors Recommends a Vote FOR the Amendment to the Certificate of Incorporation For Against Abstain Stockholder Proposal 2 — Advisory Vote on Executive Compensation The Board of Directors Recommends a Vote AGAINST the Stockholder Proposal Relating to Advisory Vote on Executive Compensation For Against Abstain Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. HOUSEHOLDING ELECTION — Please indicate if you consent to receive future investor communications in a single package per household. Yes No Signature (PLEASE SIGN WITHIN THE BOX) Date Signature (Joint Owners) Date